================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             OGLEBAY NORTON COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             OGLEBAY NORTON COMPANY

                             [OGLEBAY NORTON LOGO]
1100 SUPERIOR AVENUE                                  CLEVELAND, OHIO 44114-2598

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 1997

     The Annual Meeting of Stockholders of Oglebay Norton Company will be held in the Diamond Building Conference Center located on the 12th floor at 1100 Superior Avenue, Cleveland, Ohio, on Wednesday, April 30, 1997, at 9:00 a.m., Cleveland, Ohio time, for the following purposes:

     1. To elect directors of the class whose terms in office will expire in 2000; and

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 11, 1997, as the record date for determining stockholders entitled to notice of the meeting and to vote.

     Please sign, date and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your Proxy and vote your shares in person.

     The Proxy Statement accompanies this Notice.

                             YOUR VOTE IS IMPORTANT

   PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

By Order of the
Board of Directors
                                          DAVID G. SLEZAK,
                                          Secretary and Director of Legal
                                          Affairs

March 26, 1997

                             OGLEBAY NORTON COMPANY

       1100 SUPERIOR AVENUE                         CLEVELAND, OHIO 44114-2598

                                PROXY STATEMENT

                         ANNUAL MEETING, APRIL 30, 1997

                      This Proxy Statement is being mailed on or about March 26,
THE PROXY AND         1997, to the stockholders of Oglebay Norton Company in
SOLICITATION          connection with the solicitation by the Board of Directors of Oglebay Norton Company of the enclosed form of Proxy for the Annual Meeting of Stockholders ("Annual Meeting")
to be held on April 30, 1997. Employee participants in the Company's Employee Stock Ownership Plan ("ESOP") must sign and return the Voting Instructions Card which accompanies this Proxy Statement in order to instruct the ESOP trustee on voting of the allocated shares held on your behalf. A stockholder giving a Proxy may revoke it at any time before it is exercised by giving notice to the Company in writing or in an open meeting. The cost of soliciting Proxies will be borne by the Company.

                      The Annual Meeting has been called for the purposes of
PURPOSES OF           electing directors of the class whose terms in office will
ANNUAL MEETING        expire in 2000 ("Director Class of 2000"). Messrs. Malvin
                      E. Bank, John J. Dwyer and Ralph D. Ketchum, and each of them, with full power of substitution (collectively, the
"Proxy Committee"), have been selected by the Board of Directors and have indicated that, unless otherwise directed in the enclosed Proxy, they intend to vote for election as directors the four nominees listed below. In the event of the unavailability of any of the nominees, the Proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors. Messrs. Brent D. Baird and Albert C.
Bersticker were elected for three-year terms by the stockholders at the 1994 Annual Meeting. Mr. James T. Bartlett was elected as a director by the Board of Directors on February 28, 1996. Mr. William G. Pryor was nominated by the Board of Directors on January 29, 1997 to stand for election to the Director Class of 2000. The Company has no knowledge of any other matters to be presented at the Annual

Meeting, but, in the event other matters do properly come before the meeting, the members of the Proxy Committee will vote in accordance with their judgment on such matters.

                      The Company has outstanding and entitled to vote at the
VOTING                meeting 2,407,231 shares of Common Stock, each of which is
SECURITIES            entitled to one vote. The Board of Directors has fixed the close of business on March 11, 1997, as the record date for determining stockholders entitled to notice of the meeting and to vote. Under the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation ("Charter"), each stockholder has the right to cumulate his votes in the election of directors and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or he may distribute his votes on the same principle among two or more nominees as he sees fit. In the event that any stockholder distributes his votes in this manner, the members of the Proxy Committee will then decide the manner in which they will allocate the votes represented by valid Proxies held by them among the nominees named below. The Company has not been advised of any stockholder who intends to cumulate his votes. If a stockholder withholds authority to vote for any of the nominees, none of his shares will be voted cumulatively for those nominees for whom authority to vote was withheld. Under Delaware law and the Company's Charter and By-Laws, directors are elected by a plurality of the votes of the shares present at a meeting, at which a quorum is present, and entitled to vote on the election of directors. Proposals, other than the election of directors, are adopted and approved by the vote of a specified percentage of the outstanding shares of the Company present at a meeting, at which a quorum is present, and entitled to vote on the proposal. Abstentions are tabulated in determining the votes present at a meeting. Consequently, an abstention has the same effect as a vote against a proposal or a director nominee, as each abstention would be one less vote in favor of a proposal or for a director nominee. Broker nonvotes may not be counted in determining the votes present at a meeting and entitled to vote on proposals as to which the broker does not have discretionary authority to vote and has not been instructed by the beneficial owner of the stock to vote, although they may be counted for purposes of determining if a quorum is present. Consequently, a broker nonvote will have no effect on nondiscretionary proposals, although they may be counted as part of the voting power for other proposals.

                      The Charter and the By-Laws of the Company presently
BOARD OF              provide for 10 directors, divided into three classes, four
DIRECTORS             of whom are in the class of 1997, and three of whom are in each of the classes of 1998 and 1999. Except where a director is elected to fill a vacancy in an existing term, each of the directors serves for a term of three years ending on the date of the Annual Meeting in the year of the director's class and until a successor is elected and shall have qualified.

     Renold D. Thompson, Vice Chairman of the Board of Directors, member of the director class of 1999, and immediate past president and chief executive officer of the Company, died on March 20, 1997. Due to Mr. Thompson's death, as of the date of this Proxy Statement, the Company has nine directors, four in the director class of 1997, three in the director class of 1998 and two in the director class of 1999.

     The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company. However, in accordance with corporate legal principles, it is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing analyses and reports sent to them each month, and by participating in Board and Committee meetings.

     The Board of Directors held 10 meetings during 1996, in addition to several meetings of the various Board Committees. No director attended fewer than 75 percent of the aggregate of all Board meetings and of all meetings held by any Committee of the Board on which the director served (during the period that he served) that except for Messrs. Bartlett and Bersticker, who attended 62% and 69%, respectively, of such meetings.

COMMITTEES OF         There are four committees of the Board of Directors, each
THE BOARD             of which is briefly described below:

     Executive Committee. The Executive Committee met four times during 1996. The Committee meets each month in which there is not a regularly scheduled or special meeting of the Board of Directors and, in the absence of the Board of Directors, at such other times as may be necessary to conduct the business of the Company.

     Compensation and Organization Committee. The Compensation and Organization Committee met five times during 1996. The functions of the Compensation and Organization Committee include fixing compensation for executive officers of the Company and considering corporate organizational matters and employee benefit programs generally.

     Audit Committee. The Audit Committee met twice during 1996. The functions of the Audit Committee include reviewing with the independent auditors of the Company the scope and thoroughness of the auditors' examination; considering recommendations of the indepen-dent auditors; reviewing with the independent auditors and management the adequacy of the Company's internal accounting controls; recommending to the Board of Directors the appointment of independent auditors for the year; reviewing the activities conducted under the Company's Legal and Ethical Compliance Program; and reviewing management reports on operational controls.

     Director Search Committee. The Director Search Committee met three times during 1996. The functions of the Director Search Committee include: establishing and reviewing criteria and qualifications of candidates for membership on the Company's Board of Directors; identifying and making recommendations regarding nominations for candidates and renominations of incumbent directors for election to the Company's Board of Directors; reviewing with each director standing for renomination such director's contributions to the Company's Board of Directors and its Committees, and such director's desire to stand for reelection; studying and making recommendations concerning director succession and the tenure, size, and composition of the Board of Directors; and, performing such other actions it deems necessary in the performance of its oversight function. The Director Search Committee will consider nominees for director submitted by stockholders. Stockholders desiring to make recommendations concerning new directors must submit a statement setting forth the nominee's name, age, business and residence addresses, principal occupation, a list of companies of which the nominee is an officer or director, qualifications, a statement on whether the nominee is a citizen of the United States of America, the number of shares of the Company owned by the nominee and the name, record address, and number of shares of the Company owned by the stockholder recommending the nomination, and the candidate's written consent to nomination, to: Chairman, Director Search Committee, c/o David G. Slezak, Secretary and Director of Legal Affairs, Oglebay Norton Company, 1100 Superior Avenue--20th Floor, Cleveland, Ohio 44114-2598.

                      Each member of the Board of Directors who is not also an
COMPENSATION OF       employee of the Company received a retainer in the amount
DIRECTORS             of $3,000 for each quarter in which the director served
                      ($12,000 per year), an annual grant of 100 shares of the Company's stock under the
Oglebay Norton Director Stock Plan, and $750 for each Board and committee meeting attended during 1996 ($900 per meeting attended commencing April 30, 1997). Directors are also reimbursed for expenses incurred in attending meetings.

                      The Company and Brent D. Baird are parties to a standstill
DIRECTOR              agreement that, as to Mr. Baird and his affiliates, limits
AGREEMENTS            to 11% the percentage of outstanding voting securities of
                      the Company that they may own, prohibits them from participating in a proxy contest in opposition to a majority of the Company's Board of Directors, limits their right to sell voting securities of the Company, and requires them to vote at least 75% of their voting securities for the election as directors of the nominees of the Company's Board of Directors. The 11% ownership limitations will not be affected by increases in percentage caused solely by reason of the purchase by the Company of its outstanding voting securities. Pursuant to this agreement, the Company's Board of Directors elected Mr. Baird as a director in February, 1990, and nominated him for election as a director at the 1991, 1994 and 1997 Annual Meetings of Stockholders.

     The Company and John D. Weil are parties to a standstill agreement that, as to Mr. Weil and his affiliates, limits to 11% the percentage of outstanding voting securities of the Company that they may own, prohibits them from participating in a proxy contest in opposition to a majority of the Company's Board of Directors, limits their right to sell voting securities of the Company, prohibits them from voting securities of the Company, and prohibits them from voting for any director nominee or any Charter or By-Law amendment not recommended by the Company's Board of Directors. The 11% ownership limitations will not be affected by increases in percentage caused solely by reason of the purchase by the Company of its outstanding voting securities. Pursuant to this agreement, the Company's Board of Directors nominated Mr. Weil for election as a director at the 1992 and 1995 Annual Meetings of Stockholders.

                   ELECTION OF DIRECTORS TO THE CLASS OF 2000

                      Pursuant to the provisions in the Company's Charter and
ELECTION OF           its By-Laws relating to the arrangement of its Board of
DIRECTORS             Directors into three classes, there are four directors of
                      the Company whose terms expire at the Annual Meeting in 1997. Three of the directors whose terms are expiring in
1997 are described in the section immediately below, and one in the section captioned "Present Director Whose Term of Office Expires in 1997." Each of three continuing directors from the director class of 1997, and Mr. William G. Pryor, have been nominated by the Board of Directors for election to new terms extending to the Annual Meeting in 2000. Directors whose terms expire at the Annual Meetings in 1998 and 1999 are described in separate sections below:

                                         Principal Occupation,
                                          Business Experience,               Director
        Name             Age            and Other Directorships               Since
------------------------------------------------------------------------    ----------
                       NOMINEES FOR THE TERM TO EXPIRE IN 2000

Brent D. Baird           58     Private Investor; formerly Limited             1990
  (1)(3)                          Partner, Trubee, Collins & Co., Buffalo,
                                  New York, member, New York Stock
                                  Exchange, Inc., for more than five
                                  years. Mr. Baird is a director of
                                  First Carolina Investors, Inc., First
                                  Empire State Corporation, Todd Shipyards
                                  Corporation, Exolon-Esk, Inc. and
                                  Merchants Group, Inc.

James T. Bartlett        60     Managing Director, Primus Venture              1996
  (2)(3)                          Partners (Since December 31, 1991), the
                                  fund manager for Primus Capital Fund
                                  and Primus Capital Fund II, venture
                                  capital limited partnerships, for more
                                  than five years. Mr. Bartlett is also
                                  a director of Keithley Instruments,
                                  Inc.

                                         Principal Occupation,
                                          Business Experience,               Director
        Name             Age            and Other Directorships               Since
------------------------------------------------------------------------    ----------
Albert C. Bersticker     62     Chairman and Chief Executive Officer           1992
  (1)(3)                          since January 1, 1996, President and
                                  Chief Executive Officer from May 1991
                                  until December 1995, and President and
                                  Chief Operating Officer from May 1988
                                  to May 1991, of Ferro Corporation,
                                  producer of specialty coatings,
                                  plastics, chemicals and ceramics. Mr.
                                  Bersticker also serves on the Board of
                                  Directors of Brush Wellman Corporation,
                                  Centerior Energy Corporation, Ferro
                                  Corporation and KeyCorp.

William G. Pryor         57     President, Van Dorn Demag Corporation,       Nominee
                                  manufacturer of plastic injection
                                  molding equipment. President and Chief
                                  Executive Officer, Van Dorn
                                  Corporation (predecessor to Van Dorn
                                  Demag Corporation), January 1, 1992
                                  through April 20, 1993.

                PRESENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1999

R. Thomas Green, Jr.     59     Chairman of the Board of Directors,            1992
  (1)                             President and Chief Executive Officer of
                                  the Company since April 1, 1992;
                                  Executive Vice President of the
                                  Company from 1990 until March 31,
                                  1992.

                                         Principal Occupation,
                                          Business Experience,               Director
        Name             Age            and Other Directorships               Since
------------------------------------------------------------------------    ----------
Ralph D. Ketchum         70     President and Chief Executive Officer of       1992
  (2)(4)                          RDK Capital, Inc., general partner of
                                  RDK Capital Limited Partnership
                                  (investments), and CEO of Heintz
                                  Corporation (manufacturer of jet
                                  engine components) for more than five
                                  years. An August, 1993 petition was
                                  filed by Heintz Corporation, a
                                  subsidiary of RDK Capital Limited
                                  Partnership, for reorganization under
                                  the Federal bankruptcy laws. Prior to
                                  his election to Oglebay Norton
                                  Company's Board, Mr. Ketchum was a
                                  long-term officer and employee of
                                  General Electric Company, rising to
                                  the position of Senior Vice President
                                  and Group Executive of the Lighting
                                  Group at the time of his retirement in
                                  1987. Mr. Ketchum is also a director
                                  of Thomas Industries, Inc.,
                                  Pacific Scientific Company, Lithium
                                  Technologies, Inc. and Metropolitan
                                  Financial Corp.

                PRESENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1998

Malvin E. Bank           66     Partner, Thompson Hine & Flory LLP,            1977
  (1)(2)                          Cleveland, Ohio, attorneys, for more
                                  than five years. Mr. Bank also serves
                                  on the Board of Metropolitan Financial
                                  Corp.

                                         Principal Occupation,
                                          Business Experience,               Director
        Name             Age            and Other Directorships               Since
------------------------------------------------------------------------    ----------
William G. Bares         55     Chairman, President and Chief Executive        1982
  (1)                             Officer since April, 1996, President and
                                  Chief Executive Officer from January -
                                  April 1996, President and Chief
                                  Operating Officer from 1987 to 1995,
                                  of The Lubrizol Corporation,
                                  Cleveland, Ohio, supplier of chemical
                                  additives for use in lubricants and
                                  fuels. Mr. Bares is also a director of
                                  The Lubrizol Corporation,
                                  Applied Industrial Technologies, Inc.
                                  (formerly, Bearings, Inc.) and
                                  KeyCorp.

John D. Weil             56     President of Clayton Management Co.,           1992
  (2)(4)                          St. Louis, Missouri, investments for
                                  more than five years. Mr. Weil also
                                  serves on the Boards of CleveTrust
                                  Realty Investors, Cliffs Drilling
                                  Company, PICO Holdings Inc., Todd
                                  Shipyards Corporation and Southern
                                  Investors Service Co. Inc.

                PRESENT DIRECTOR WHOSE TERM OF OFFICE EXPIRES IN 1997

John J. Dwyer            79     Retired President of the Company for           1968
  (3)                             more than five years. Mr. Dwyer also
                                  serves on the Board of NACCO
                                  Industries, Inc.

                                         Principal Occupation,
                                          Business Experience,               Director
        Name             Age            and Other Directorships               Since
------------------------------------------------------------------------    ----------
                   FORMER DIRECTOR PREVIOUSLY IN THE CLASS OF 1999

Renold D. Thompson       70     Vice Chairman of the Board of Directors        1973
  (3)(4)                          of the Company from April 1, 1992 to
                                  March 20, 1997; President and Chief
                                  Executive Officer of the Company from
                                  May 1982 until March 31, 1992. Mr.
                                  Thompson was also a director of First
                                  Union Management, Inc. As noted
                                  earlier, Mr. Thompson died on March
                                  20, 1997.

---------------

     Director serves on the following Committees of the Board of Directors:

     (1) Executive Committee
     (2) Compensation and Organization Committee
     (3) Audit Committee
     (4) Director Search Committee

                      The following table shows certain information with respect
OWNERSHIP OF          to the beneficial ownership of the outstanding shares of
VOTING SECURITIES     the common stock of the Company on March 11, 1997, by each director and nominee of the Company, certain executive officers, and by all of the Company's directors and executive officers as a group.

                                       Amount and Nature
                                         of Beneficial       Percent of
                  Name                     Ownership           Class
     ------------------------------    -----------------     ----------
     Brent D. Baird                         273,800(1)(4)       11.37%
       1350 One M&T Plaza
       Buffalo, New York 14203
     Malvin E. Bank                         157,369(2)(4)        6.54%
       3900 Society Center
       127 Public Square
       Cleveland, Ohio 44114
     John D. Weil                           274,800(3)(4)       11.42%
       200 North Broadway,
          Suite 825
       St. Louis, Missouri 63102-2573
     William G. Bares                           500(4)            (7)
     James T. Bartlett                          200(4)            (7)
     Albert C. Bersticker                       550(4)            (7)
     John J. Dwyer                              400(4)            (7)
     R. Thomas Green, Jr.                     6,092(5)(6)         (7)
     Ralph D. Ketchum                         1,300(4)            (7)
     William G. Pryor                           100(4)            (7)
     Stuart H. Theis                            999(5)(6)         (7)
     Mark P. Juszli                             300(5)(6)         (7)
     Richard J. Kessler                       4,744(5)(6)         (7)
     H. William Ruf                           4,845(5)(6)         (7)
     Directors, nominee and                 725,999(4)(5)       30.16%
       executive officers as a
       group, including those
       listed above (15 persons)

---------------

(1) Mr. Baird, together with other reporting persons, as a group, holds sole voting and sole dispositive power as to 273,700 shares (11.37%), of which 8,800 shares (0.33%) are held by Mr. Baird individually, and 3,000 shares (0.12%) are held by him as a trustee.

(2) Mr. Bank's shares include 156,694 shares (6.51%) held in various trusts. As a trustee, Mr. Bank has sole voting and dispositive power as to 104,284 shares (4.33%) and, as to 52,410 shares (2.18%), Mr. Bank shares the voting power and the dispositive power with co-trustees. In addition, Mr. Bank has the sole voting and dispositive power as to 575 shares held individually.

(3) Mr. Weil, on behalf of himself and other disclosed persons, reported that he and such other persons hold, as a group, 274,700 shares (11.41%), of which he holds sole voting and sole dispositive power as to 267,400 shares (11.11%).

(4) Includes 100 shares which the individual (and 900 shares for directors and executive officers as a group) will acquire, within 60 days, on the date of the 1997 Annual Meeting of Stockholders pursuant to the Oglebay Norton Company Director Stock Plan.

(5) Includes the following numbers of shares, rounded to the nearest whole share, beneficially owned by the following executives under the Company's Employee Stock Ownership Plan as of December 31, 1995: Green -- 4,682 shares; Theis -- 799 shares; Juszli -- 300 shares; Kessler -- 4,144 shares; and, Ruf -- 3,407 shares; and directors and executive officers as a group -- 13,332 shares. Also includes an additional 1,431 shares for Mr. Ruf (and for directors and executive officers as a group) under the Long-Term Incentive Plan due to Mr. Ruf's expressed desire to retire on April 30, 1997.

(6) Additional Stock Rights held by Executive Officers: Each of Messrs. Green, Theis, Kessler, Juszli and Ruf are participants in the Company's Long-Term Incentive Plan (the "LTIP"), under which they have elected to forego a portion of their annual compensation and invest it in share units, the value of which are totally dependent upon the value of the Company's common stock. The share units are payable solely in the common stock of the Company upon the named executive officer's retirement, death, termination of employment or change in control, as defined under the LTIP. With the exception of a portion of such share units held by Mr. Ruf as noted in footnote 5, none of the share units held in the LTIP by the named executive officers are included in the above table. Under the LTIP, as further described on page 21, the total number of share units invested in by each named executive officer, including Company matches and dividends under the LTIP, as of March 11, 1997 are as follows:

                                                      Total Number of
                              Name                      Share Units
            ----------------------------------------  ---------------
            R. Thomas Green, Jr.                           8,483
            Richard J. Kessler                             2,886
            Mark P. Juszli                                 2,576
            H. William Ruf                                 2,028*
            Stuart H. Theis                                  294

  * Includes the LTIP shares reported in footnote 5 for Mr. Ruf.

(7) Less than 1% of the outstanding shares of Common Stock.

     The following table shows certain information with respect to all persons who, as of March 11, 1997, were known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock of the Company, other than Mr. Baird, Mr. Bank and Mr. Weil whose beneficial ownership of shares of the Common Stock of the Company is reported on page 11.

                                         Number of
                                          Shares
                                       Beneficially      Percent
           Name of Owner                   Owned         of Class
-----------------------------------    -------------     --------
KeyCorp                                   324,053(1)       13.46%
127 Public Square
Cleveland, Ohio 44114
The Huntington Trust Company, N.A.        182,754(2)        7.59%
41 South High Street
Columbus, Ohio 43216
Warburg Pincus Counsellors, Inc.          147,100(3)        6.11%
466 Lexington Avenue
New York, New York 10017-3147
Robert I. Gale, III                       145,255(4)        6.03%
17301 St. Clair Avenue
Cleveland, Ohio 44110

                                         Number of
                                          Shares
                                       Beneficially      Percent
           Name of Owner                   Owned         of Class
-----------------------------------    -------------     --------
Douglas N. Barr                           144,520(5)        6.00%
3900 Society Center
127 Public Square
Cleveland, Ohio 44114-1216
Dimensional Fund Advisors, Inc.           132,528(6)        5.51
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

---------------

(1) As of February 14, 1997, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, KeyCorp (formerly Society Corporation) has sole voting power as to 173,752 shares (7.22%), shared voting power as to 101,551 shares (4.22%), sole dispositive power as to 212,819 shares (8.84%), and shared dispositive power as to 111,134 shares (4.62%).

(2) As of February 14, 1997, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, The Huntington Trust Company, N.A. has sole voting power as to 182,454 shares (7.58%) and shared dispositive power as to 157,679 shares (6.55%).

(3) As of January 9, 1997, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, Warburg Pincus Counsellors, Inc. has beneficial ownership of 147,100 shares (6.11%). According to the Schedule 13G filed, Warburg, Pincus Counsellors, Inc. also reports that it has sole voting and dispositive power as to 122,300 shares (5.08%).

(4) As a trustee, Mr. Gale has sole voting and dispositive power as to 30,035 (1.25%) of these shares, and, together with Mr. Douglas N. Barr, shares voting and dispositive power as to 115,220 shares (4.79%) of these shares.

(5) Mr. Barr has sole voting and dispositive power as to 200 of these shares, shared dispositive power as to 500 of these shares, and, as a trustee, Mr. Barr has shared voting and dispositive power as to 28,600 (1.19%) of these shares and, together with Mr. Robert I. Gale III, shared voting and dispositive power as to 115,220 (4.79%) of these shares.

(6) As of February 5, 1997, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. has sole voting power as to 89,328 shares (3.72%). Certain persons who are officers of

Dimensional Fund Advisors, Inc. also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons have sole voting power as to 25,000 (1.04%) additional shares owned by the Fund and 18,200 (0.76%) shares owned by the Trust. Dimensional Fund Advisors, Inc. also reports that it has sole dispositive power as to 132,528 shares (5.51%), including the shares held by the Fund and the Trust.

                      The following table sets forth individual compensation
COMPENSATION          information for the fiscal year ended December 31, 1996,
OF EXECUTIVE          for the Company' chief executive officer and the four
OFFICERS              other most highly compensated executive officers whose
                      total annual salary and bonus for the fiscal year ended
                      December 31, 1996, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                          Annual Compensation
                                                  ------------------------------------
                                                                                Other
                                                                               Annual      All Other
                                                                               Compen-      Compen-
              Name and                                             Bonus       sation       sation
         Principal Position              Year     Salary ($)      ($)(1)       ($)(2)       ($)(3)
-------------------------------------    -----    ----------     ---------     -------     ---------
R. Thomas Green, Jr.                      1996     $283,600      $ 30,000      $19,026      $45,250
  Chairman, President and                 1995      276,600        68,000      16,638        42,305
  Chief Executive Officer                 1994      250,000       168,000      16,638        45,717
Stuart H. Theis                           1996      142,767        24,300         -0-        12,430
  Vice President --                       1995      136,600        44,100         -0-        12,441
  Marine Transportation                   1994      120,000        61,000         -0-        13,294
Richard J. Kessler                        1996      150,333        13,500       8,879        24,785
  Vice President --                       1995      147,000        18,600       8,879        25,088
  Finance and Planning                    1994      140,400        62,000       8,879        27,254
Mark P. Juszli                            1996      125,333        23,200         -0-        10,913
  Vice President --                       1995      117,300        17,500         -0-         6,682
  Industrial Sands                        1994       73,113        25,000      21,893         1,060
H. William Ruf                            1996      129,267         9,000       8,632        20,105
  Vice President --                       1995      125,600        40,950       6,716        20,289
  Administrative and Legal Affairs        1994      117,017        49,000       7,561        21,813

---------------

(1) Amounts shown for 1996 and 1995 bonuses are the portion of the named executive officer's total 1996 and 1995 bonuses received in cash under the Company's Annual

    Incentive Plan. Total amounts of 1996 and 1995 bonuses earned under the Annual Incentive Plan and portions of that bonus elected to be deferred by the named executive under the Company's Long-Term Incentive Plan were, respectively, as follows: Green (1996: $150,000 and 120,000; 1995: $170,000 and $102,000); Theis (1996: $27,000 and $2,700; 1995: $49,000 and $4,900);
    Kessler (1996: $45,000 and $31,500; 1995: $62,000 and $43,400); Juszli
    (1996: $58,000 and $34,800; 1995: $50,000 and $32,500); and, Ruf (1996:
    $45,000 and $36,000; 1995: $58,500 and $17,550). Deferred portions of the
    1996 and 1995 bonuses, which were automatically converted upon deferral into share units based on the fair market value of the Company's common stock, are shown in the Long-Term Incentive Plan Table, below. Bonuses for 1994 were paid solely in cash, without provision for deferral.

(2) Represents "gross-up" for taxes in respect of payments by the Company to the named executives for life insurance premiums (except 1994 amount for Mr. Juszli which represents reimbursement of moving expenses ($18,486) and "gross-up" for taxes on moving expense reimbursement ($3,407)).

(3) Includes Company contributions for the named executives under the Company's Incentive Savings Plan (the "Savings Plan") and the Company's Employee Stock Ownership Plan (the "ESOP"), respectively (Green -- $3,000 and $10,060; Theis -- $2,855 and $9,575; Kessler -- $3,000 and $10,060; Juszli -- $2,507
    and $8,406; and, Ruf -- $2,585 and $8,670); payments by the Company to the named executive for life insurance premiums (Green -- $19,200;
    Kessler -- $11,700; and, Ruf $8,850); and contributions under the Supplemental Savings and Stock Ownership Plan of $12,990 for Mr. Green.

                       LONG-TERM INCENTIVE PLANS--AWARDS
                              IN LAST FISCAL YEAR

                                                      Performance
                                                       or Other
                                                        Period
                                                         Until
                             Number of Shares,        Maturation
                           Units or Other Rights          or
          Name                    (#)(1)              Payout (2)
-------------------------  ---------------------      -----------
R. Thomas Green, Jr.              4,439.31              5 years
Stuart H. Theis                      99.89              5 years
Richard J. Kessler                1,165.31              5 years
Mark P. Juszli                    1,287.39              5 years
H. William Ruf                    1,331.79              5 years

---------------

(1) Reflects the portion of the named executive's total 1996 bonus deferred under the Company's Long-Term Incentive Plan (the "Plan") and the 60% Company match of the deferred amounts under that plan, respectively, as converted into share units based upon the fair market value of the Company's common stock (Green -- 2,774.57 and 1,664.74; Theis -- 62.43 and 37.46; Kessler --
    728.32 and 436.99; Juszli -- 804.62 and 482.77; and, Ruf -- 832.37 and
    499.42). Bonus and matching contribution amounts were automatically converted into share units at the rate of $43.25 per share, the closing price of the Company's stock on the date the 1996 bonuses were paid and portions thereof were elected to be deferred.

(2) Share units reflecting the portion of the total bonus elected to be deferred by the named executive, and dividends paid on those share units, are fully vested upon allocation to the named executive's Plan account. Share units reflecting the matching contribution, and dividends paid on those share units, do not generally vest until the fifth anniversary of the date the matching share unit contribution is allocated to the executive's Plan account, assuming the executive's continuous service with the Company for the five-year period. Notwithstanding the foregoing, distributions of vested amounts will generally be made only upon a participant's retirement, death or other termination of employment. Mr. Ruf has indicated a desire to retire on April 30, 1997 which would entitle him to receive on that date all of the portion of the bonus he deferred under the Plan (plus associated dividends) and 20% of the Company match of such amounts (plus associated dividends). All distributions under the Plan will be made in the common stock of the Company.

                      The following table sets forth the annual pension payable
RETIREMENT            under the Oglebay Norton Company Pension Plan for Salaried
PLANS                 Employees (the "Salaried Plan") and the Company's Excess
                      and TRA Supplemental Benefit Retirement Plan (the "Excess
                      Benefit Retirement Plan") at normal retirement age:

                                                  Estimated Annual Benefit
Final Annual                              (assuming retirement on January 1, 1997)
  Average                       ------------------------------------------------------------
Compensation                    15 yrs.      20 yrs.      25 yrs.      30 yrs.      35 yrs.
------------                    --------     --------     --------     --------     --------
  $ 75,000 ..................  $ 16,875     $ 22,500     $ 28,125     $ 33,750     $ 39,375
   100,000 ..................    22,500       30,000       37,500       45,000       52,500
   150,000 ..................    33,750       45,000       56,250       67,500       78,750
   200,000 ..................    45,000       60,000       75,000       90,000      105,000
   250,000 ..................    56,250       75,000       93,750      112,500      131,250
   300,000 ..................    67,500       90,000      112,500      135,000      157,500
   350,000 ..................    78,750      105,000      131,250      157,500      183,750
   400,000 ..................    90,000      120,000      150,000      180,000      210,000
   450,000 ..................   101,250      135,000      168,750      202,500      236,250
   500,000 ..................   112,500      150,000      187,500      225,000      262,500

     The amounts shown in the foregoing table represent the annual pension benefit payable to a participant for life only. The years of benefit service on December 31, 1996 of the executive officers named in the Summary Compensation Table on page 14 who participate in the Salaried Plan are as follows: Mr.
Green -- 31.6 years; Mr. Theis -- 4.0 years; Mr. Kessler -- 27.2 years; Mr. Juszli -- 2.7 years; and Mr. Ruf -- 31.7 years.

     All officers and salaried employees of the Company are participants in the Salaried Plan, benefits under which are funded by contributions made by the Company to a trust fund maintained by an independent trustee. Since the Company's contributions to the Salaried Plan cannot be separately calculated for each participant, the Summary Compensation Table does not include any portion of the Company's contribution to the Salaried Plan for the year ended December 31, 1996. The Salaried Plan provides for a monthly pension benefit based on average monthly compensation during the 60 consecutive month period during the 120 calendar months preceding retirement that produces the highest average and which is equal to 1 1/2% of such average monthly compensation multiplied by the participant's years of benefit service, subject to a minimum formula amount unrelated to compensation. In no event, however, will annual compensation in excess of $200,000, or $150,000 (such amounts may be adjusted from time-to-time for increases in the cost of living), be taken into account in computing benefit amounts under the Salaried Plan for any year ending after December 31, 1988, or December 31, 1993, respectively. Benefits payable under this plan are not subject to any deduction for Social Security or any other offset.

     Compensation for purposes of the Salaried Plan and the Excess Benefit Retirement Plans is total base pay and incentive compensation during the calendar year including amounts deferred under the Long-Term Incentive Plan (which is substantially the same as is shown in the salary and bonus columns of the Summary Compensation Table including total bonus referred to in footnote 1 thereto).

     In addition to pension benefits payable upon retirement after reaching normal retirement age (age 65 or five years of plan participation, whichever is later), the Salaried Plan provides benefits upon early retirement and termination due to the permanent closing of a mine, plant, division, or department, as well as certain surviving spouse benefits. Participants are fully vested in their accrued pension benefits after five years of service. The normal method of payment of pension benefits is a straight life annuity form.

     The Excess Benefit Retirement Plan is an unfunded excess benefit retirement plan that provides benefits to Salaried Plan participants in a monthly amount equal to the difference between the monthly benefit computed under the Salaried Plan without regard to the maximum limitations on benefits imposed by Section 415, and maximum covered compensation under Section 401(a)(17), of the Code and the benefit actually payable from the Salaried Plan. The Excess Benefit Retirement Plan also provides supplemental benefits to certain Salaried Plan participants in an amount determined with reference to Salaried Plan provisions in effect prior to January 1, 1989, in the event the provisions of the Salaried Plan in effect after December 31, 1988, would result in a lesser benefit. Due to the grandfathering of the December 31, 1988 benefit formula, Mr. Green will be the only participant receiving such a supplemental benefit from the Excess Benefit Retirement Plan, which benefit is estimated to be equal to $8,263 annually commencing at normal retirement age and continuing for life.

                      In addition to the Savings Plan and the ESOP, the Company
SUPPLEMENTAL          also maintains the Oglebay Norton Company Supplemental
SAVINGS               Savings and Stock Ownership Plan (the "Supplemental
AND STOCK             Plan"), which provides supplemental benefits upon
OWNERSHIP PLAN        retirement or other termination of employment to certain
                      executive or managerial employees selected to participate in the Supplemental Plan by the Compensation and
Organization Committee of the Board of Directors. The Supplemental Plan, which is unfunded, provides a benefit upon retirement or other termination of employment based upon the amount of Company contributions and forfeitures that would have been allocated to a participant under the Savings Plan and the ESOP but for certain limitations imposed by the Internal Revenue Code (the "Code"), taking into consideration the investment results that would have occurred with respect to such amounts under the Savings Plan and the ESOP and differing tax treatment available for such amounts upon distribution. Benefits are payable in cash only at such time and in such manner as the Compensation and Organization Committee of the Board of Directors may select from among those methods otherwise available under the Savings Plan and the ESOP, respectively. Benefits under the Supplemental Plan are also subject to the conditions that a participant neither engage in competition with the Company within the 10-year period following his retirement or other termination of employment nor wrongfully disclose any trade secret of the Company. Based on current compensation levels and the period of time over which Mr. Green (five years) and Mr. Kessler (less than one year) have accrued benefits under the Supplemental Plan, the named executive officers eligible for benefits under the Supplemental Plan are Mr. Green and Mr. Kessler, who would be entitled to benefits of $66,028 and $30, respectively.

                      Officer Agreements Effective Upon "Change in Control". The
OFFICER               Company has entered into separate agreements (collectively
AGREEMENTS            the "Officer Agreements") with the named executive
                      officers referred to in the Summary Compensation Table.
The Officer Agreements are designed to retain these officers and provide for continuity of management in the event of any actual or threatened change in control of the Company. Each Officer Agreement only becomes operative if a "Change in Control" of the Company (as defined in the Officer Agreements) occurs while the officer is in the employ of the Company.

     Each Officer Agreement provides that, following a Change in Control, the named executive officer will be entitled to continued employment with the Company, or to continuing compensation in lieu of continuing employment, for a specified period at a rate equal to the highest of (i) the rate in effect immediately before the Change of Control, (ii) the rate in effect two years before the Change in Control, or (iii) such greater rate as the Company may determine. Each Officer Agreement also provides for a continuance at not less than present levels of employee benefits generally available to executives immediately before the Change in Control. Following a Change in Control, if an officer (i) is terminated by the Company without "cause" (as defined in the Officer Agreements) or (ii) terminates his employment for "good reason" (as defined in the Officer Agreements), he will be entitled, until the last to occur of (a) the end of the Contract Period and (b) the date six months after the termination, to his base salary at the highest rate payable during the Contract Period (as defined in the Officer Agreements) plus participation in specified employee benefit plans as if he continued as an executive officer of the Company. The officer is obligated to endeavor to mitigate damages by seeking comparable employment elsewhere and, to the extent he receives compensation and benefits from another employer, the foregoing payments and benefits provided by the Company will be reduced. In each Officer Agreement, the officer agrees that he will forfeit the foregoing payments and benefits if he engages in "competition" with the Company during the period that any payments are made or benefits are provided under the Officer Agreement and agrees not to disclose to others, either while in the employ of the Company or thereafter, any confidential information relating to the Company. For each of the named executive officers who is a party to an Officer Agreement, the contract period is 30 months from the date of the Change in Control of the Company. Each Officer Agreement provides that the benefits to the named executive officer will be reduced if and to the extent necessary to prevent the treatment of any portion of the benefits as an excess parachute payment under Sections 280G and 4999 of the Code.

     Agreement With Officer. Effective April 1, 1995, the Company entered into an employment agreement with R. Thomas Green, Jr. The agreement has a three-year term unless terminated by either party upon certain conditions. The agreement provides for an annual base salary of not less than $276,600 and participation in the Company's benefit plans available to executive officers generally, including the Excess Benefit Retirement Plan. In the event that the agreement is terminated prior to March 31, 1998, by the Company without "cause" (as defined in the agreement) or by the employee for "good reason" (as defined in the agreement), the Company is generally obligated to continue to pay and provide to

Mr. Green the base salary and benefits otherwise provided for under the agreement through March 31, 1998. In the event of a Change of Control of the Company that results in Mr. Green becoming entitled to benefits under both his Officer Agreement and the early termination provisions of the employment agreement, Mr. Green shall be entitled to the payments and benefits under whichever agreement is most favorable to him, but he shall not be entitled to duplicate payments with respect to any calendar period. The agreement expires on March 31, 1998.

     Irrevocable Trust Agreements. The Company has established two irrevocable trusts to provide additional assurances to former and current officers and executives of the Company, who are or may become entitled to benefits under various executive benefit plans and contracts with the Company, that benefits under those plans and contracts will be paid when due. Irrevocable Trust Agreement I is intended to provide such additional assurances with respect to benefits under salary continuation and post-retirement death benefit plans as well as under a 1974 Supplemental Retirement Plan, all of the participants in which have already retired from the service of the Company. Irrevocable Trust Agreement II is intended to provide such additional assurances with respect to benefits or other payments due under the Excess Benefit Retirement Plan, the Supplemental Plan, the employment agreement with Mr. Green, an employment agreement with a former executive officer of the Company, and the Officer Agreements. The Company has contributed certain Company-owned life insurance policies to the trust held under Irrevocable Trust Agreement I but has not contributed any other significant assets to either of the trusts. At the discretion of the Executive Committee of the Board of Directors, the Company may contribute additional assets to either or both trusts. Any assets held in either trust will be subject to the claims of the Company's general creditors so long as the assets remain in the trust. Until benefits are paid out of one of the trusts, an executive will have no right with respect to those assets and his status as an unsecured creditor of the Company will remain unchanged. If the funds in the trusts are insufficient to pay amounts due under a plan or agreement, the Company will remain obligated to pay those amounts.

     Long-Term Incentive Plan. The Company established its Long-Term Incentive Plan ("LTIP") on December 18, 1995, which was approved by Stockholders at the 1996 Annual Meeting. The Compensation and Organization Committee of the Board of Directors (the "Committee") administers the LTIP and selects those officers and other key employees to participate in the plan. Participants are eligible to defer a portion of their annual incentive award or are eligible to be granted awards under the Plan, as determined by the Committee. Each of the named executive officers currently participates in the LTIP. The LTIP consists of two programs, the "Annual Incentive Deferral Program" and the "Long-Term Incentive Program".

     Under the Annual Incentive Deferral Program, each participant is able to defer all or a portion (as determined by the Committee) of any incentive award payable under the Company's Annual Incentive Plan. The deferred amounts are converted into "share units" based upon the fair market value of the Company's common stock on the date of deferral. The Company will make a matching contribution to the participant's deferred incentive award in an amount determined by the Committee. For amounts deferred for 1996, the Company match was 60% of the portion of each participant's annual incentive award for 1996. An amount equal to dividends paid on the Company's common stock is also credited to the participant's deferral account and Company match and is also converted into share units based upon the fair market value of the Company's common stock on the dividend payment date. All annual incentive award deferrals (and related dividends) are one hundred percent (100%) vested at all times. Matching contributions (and related dividends) are vested on the fifth anniversary of the date they are allocated to a participant's account, assuming the employee has been in continuous service with the Company for the entire five-year period. Prior to the fifth anniversary of a particular allocation, a matching contribution may become one hundred percent (100%) vested upon the occurrence of certain events, including, without limitation, a participant's early retirement or disability or a "change of control" (as defined in the plan). All distributions under the LTIP are made in the common stock of the Company. Distributions of vested amounts are made upon a participant's retirement, death or other termination of employment, upon a "change in control" (as defined in the plan), or upon any other event deemed appropriate by the Committee. A participant may elect an in-service withdrawal of all or a portion of his incentive award deferrals (and related dividends), provided that the withdrawn deferrals have been allocated to the participant's account for at least a five-year period prior to the withdrawal. However, upon taking such an in-service withdrawal, all of the participant's matching contributions are immediately forfeited.

     The LTIP also provides for certain benefits under the Long-Term Incentive Program. Types of awards permitted to be awarded by the Committee under this program include a grant of options (which may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or nonqualified options), stock appreciation rights, restricted stock and performance awards (collectively, the "Incentive Awards"). Currently, the Committee has not awarded any Incentive Awards. The Committee has the discretion to set performance objectives as it deems appropriate respecting any performance awards or restricted stock grants. The performance objectives may vary from participant to participant and between groups of participants and will be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate.

     The Committee also has the authority, in its discretion, to provide at the time of grant of any award under the LTIP, that the terms of the grant or date on which an award vests of becomes exercisable may be modified in the event of a change of control, as defined under the LTIP.

     Compensation Committee Interlocks and Insider Participation. Malvin E. Bank is a member of the Compensation and Organization Committee of the Board of Directors of the Company, and a partner of the law firm of Thompson Hine & Flory LLP, Cleveland, Ohio, which provided legal services to the Company in 1996 and continues to provide such services in 1997.







                      The Compensation and Organization Committee of the Board
REPORT OF THE         of Directors of the Company (the "Committee") seeks to
COMPENSATION          compensate executive officers of the Company in a manner
COMMITTEE             that reflects each officer's contribution to the long-term
ON EXECUTIVE          success of the Company. The compensation policy is
COMPENSATION          designed to attract and retain those executive officers
                      who are able to make significant contributions to the success of the Company on both a long-term and short-term basis. In 1996, executive officers' annual compensation packages, including that of the Chief Executive Officer, were comprised of an annual salary, an annual bonus, and equity-based compensation.

     Annual Salary. Executive officers' annual salaries, including that of the Chief Executive Officer (subject to the terms of his employment agreement, discussed below), were set by the Committee after consideration of several factors. Most importantly, the Company's financial performance and its business and financial prospects for the coming years were considered. The impact of general economic conditions on these factors was also considered. Further, each executive officer's contribution to the Company's performance in 1996, including that of the Chief Executive Officer, and the Company's prospects for the future, were reviewed. A determination was also made as to whether or not each executive officer, including the Chief Executive Officer, achieved satisfactory performance and business plan objectives.

     Salaries for comparable positions in other companies with sales and revenues similar to those of the Company were also considered. This comparison group of companies is not identical to the group of companies included in the ValueLine Composite Index or the S&P 500 Composite Index, both of which indices are used in the graph showing the 5-year cumulative total shareholder return on page 27. These indices are broad-based composites of companies with comparable market capitalization and size. They do not necessarily include companies competing in the same businesses as the Company, nor do they necessarily include companies that would compete for the talent and executive skills that the Company desires to retain.

     Executive officers, including the Chief Executive Officer, who make positive contributions to the prospects of the Company and who meet specified objectives will be awarded an annual salary that the Committee believes will reward that officer for his or her contributions to the success of the Company and assure that the officer will remain with the Company and continue to make positive contributions. With respect to 1996, the Committee reviewed executive officer salaries and recommended to the Board that selected adjustments be made, based on an overall assessment of individual executive officer performance and the assumption of new responsibilities on the part of certain executive officers.

     Incentive Compensation. Beginning with the year ended December 31, 1994, in addition to annual salary, executive officers, including the Chief Executive Officer, were eligible to receive cash bonuses under the Company's Annual Incentive Plan (the "Incentive Plan"). The Incentive Plan was adopted by the Committee in February 1994 and was effective for the year that began on January 1, 1994. The Incentive Plan is designed to directly link executive officer compensation with both corporate and individual performance.

     Under the Incentive Plan, the Committee establishes corporate, business unit and individual performance measures, such as income from operations or return on assets or achievement of specified corporate or business unit strategic objectives, for the coming year. The Committee also establishes specific performance goals applicable to each such measure. The amount of the incentive award under the Incentive Plan, if any, to a participant, including the Chief Executive Officer, is based on the participant's target award level, the weightings assigned to each corporate, business unit and individual performance measure applicable to the participant and achievement of those goals.

     Target awards are determined with reference to the participant's base salary. The target award for the Chief Executive Officer is 50% of base salary; and for senior executive and other officers, 15 to 35% of base salary. Actual awards may range from 0% to 150% of target awards, depending on the extent to which performance goals are met or exceeded. If threshold performance goals are not achieved, no award may be made under the Incentive Plan. Notwithstanding the amount of any incentive award otherwise payable under the Incentive Plan, the Committee may increase or decrease the amount of the award by a maximum of 25%.

     The corporate and business unit performance measures for 1996 under the Incentive Plan were corporate income from operations and business unit operating profit, respectively.

For corporate participants, the corporate performance measure accounted for 75% of the 1996 award and the individual performance measures represented 25%. For business unit participants, corporate performance, business unit performance and individual performance accounted for 35%, 50% and 15% respectively, of the 1996 award.

     Corporate and two business unit target performance goals were not met in 1996 and, excluding the award to the Chief Executive Officer, awards for the executive officers under the Incentive Plan for 1996, after giving effect to the applicable weightings and achievement or non-achievement, as the case may be, of individual performance goals, ranged from 56% to 132% of the individual executive officers' target awards.

     Long-Term Incentive Plan. In 1995, the Committee decided to enhance the performance orientation of its executive compensation program by supplementing the cash-based Incentive Plan with the Oglebay Norton Company Long-Term Incentive Plan (the "Long-Term Incentive Plan"). The Long-Term Incentive Plan is a program intended to serve as incentive for performance to occur over a period longer than one fiscal year and to provide for equity-based compensation for executive officers and other key employees. The Long-Term Incentive Plan was adopted by the Committee in December 1995 and approved by the stockholders at the April 1996 Annual Meeting of Stockholders and was effective for the year beginning January 1, 1995.

     The Committee believes that the Company is better able to attract, retain and motivate its executives to achieve superior financial performance if a portion of executive compensation is equity-based, thereby promoting the ownership and holding of the Company's common stock by its officers. In so doing, the Committee believes its executives' financial interests are more closely aligned with that of the Company's common stockholders and that management has an additional incentive to contribute to the company's future success and prosperity.

     The Long-Term Incentive Plan provides executives with the opportunity to defer a portion of any bonus received under the Incentive Plan. Amounts deferred are invested in "share units" based on the fair market value of the Company's common stock on the date the bonus otherwise would be due, and are paid in the common stock of the Company. Deferred amounts are generally payable only upon termination of employment, death or retirement. The Committee believes that this equity-based deferral arrangement, along with the five-year vesting schedule for all matching contributions made by the Company on deferred amounts (which contributions are also invested in Company "share units"), provides executives of the Company with an incentive for longer-term commitments to the Company and encourages long-term share ownership. The Committee also believes that the deferral program serves as an incentive for executive decisions and activities meant to enhance shareholder value. In 1996, deferral elections ranged from 10% to 80% of executive bonuses.

     In addition to the deferral program, the Long-Term Incentive Plan provides the Committee with the authority to grant equity-based awards, including Stock Options, Stock Appreciation Rights and Restricted Stock, to the Company's officers and other key employees. The Committee believes that these features provide the Company with additional compensation components which will serve to further align management's interests with the interests of stockholders while providing a long-term incentive for the enhancement of stockholder value. There were no Stock Options granted in 1996.

     Finally, the Long-Term Incentive Plan authorizes the Committee to grant Performance Awards to the Company's officers and other key employees, which awards are payable upon the attainment of certain performance criteria determined by the Committee. The Performance Awards are payable at the end of a particular performance period only to the extent the performance goals have been met and may be paid in cash or in shares of the Company's common stock. By conditioning a portion of management's compensation on long-term performance-based criteria, the Committee believes that the authority to grant Performance Awards provides the Company with an additional method of motivating the Company's officers to achieve superior financial performance. There were two Performance Awards granted in 1996.

     Chief Executive Officer. For Mr. Green, the Company's Chief Executive Officer, the Committee recommended for approval by the Board of Directors a base salary of $285,000 effective January 1, 1996. As discussed on page 20 under the heading "Agreement With Officer," Mr. Green is entitled to a minimum base salary of $276,600 under his employment agreement with the Company. In recommending Mr. Green's 1996 base salary, the Committee considered Mr. Green's performance in continuing to execute the Corporate Strategic Plan, the Company's financial performance and his salary level relative to the salary levels of other Chief Executive Officers in companies which compete in similar markets and businesses.

     In addition to his base salary, Mr. Green was also eligible for an award under the Incentive Plan ranging from 0% to 150% of his target award. Mr. Green's target award was 50% of his 1996 base salary. As noted above, the actual award under the Incentive Plan is based on achievement of the performance goals for each performance measure applicable to a participant and the weightings assigned to the performance measures applicable to that participant. As a corporate participant in the Incentive Plan, Mr. Green's incentive award was based on a weighting of 75% assigned to the corporate performance measure (income from operations) and 25% assigned to an individual performance measure. The performance goal applicable to the corporate performance measure was met at over 92% of target and the performance goal applicable to the individual performance measure was met, resulting in an award of $150,000 under the Incentive Plan. Mr. Green's award represented a payout of approximately 105% of his target award.

     Federal Income Tax Regulations. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code precludes a publicly held corporation from taking a deduction for certain compensation in excess of $1 million paid or accrued with respect to an executive officer of the Company in any year. Section 162(m) is not currently expected to have an impact on the deductibility of compensation paid by the Company.

     This report was prepared and adopted by the Compensation and Organization Committee of the Board of Directors of Oglebay Norton Company, none of whose members is a former or current officer or employee of the Company or any of its subsidiaries.

                                             COMPENSATION AND
                                             ORGANIZATION COMMITTEE
                                             John D. Weil, Chairman
                                             Malvin E. Bank
                                             James T. Bartlett
                                             Ralph D. Ketchum
February 21, 1997

     Comparison of Five-Year Cumulative Return. The following graph shows a five-year comparison of cumulative total shareholder return for the Company, S&P 500 Composite Index and ValueLine Composite Index. The graph assumes dividend reinvestment and that the value of the Company's shares of common stock and each index was $100 as of December 31, 1991. As a diversified marine transportation, mining and manufacturing concern, the Company is not easily categorized with other more specific industry indices. Further, many of the Company's competitors are privately-held companies, and peer group comparative data is not available.

   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN -- OGLEBAY NORTON COMPANY,
             S&P 500 COMPOSITE INDEX AND VALUELINE COMPOSITE INDEX

                                                                   VALUELINE
     MEASUREMENT PERIOD        OGLEBAY NORTON    S&P 500 COM-      COMPOSITE
   (FISCAL YEAR COVERED)          COMPANY        POSITE INDEX        INDEX
1991                                   100.00           100.00           100.00
1992                                    83.18           107.68           109.45
1993                                    83.47           118.44           123.92
1994                                   118.61           119.97           119.57
1995                                   149.92           165.04           145.50
1996                                   181.49           202.96           168.03

                               OTHER INFORMATION

                      Oglebay Norton Industrial Sands, Inc., a wholly-owned
RELATED PARTY         subsidiary of the Company, sells ground silica to, and
TRANSACTIONS          purchases heavy density grinding media and ceramic mill
                      lining from, Ferro Corporation. Mr. Bersticker is the Chairman and Chief Executive Officer of
Ferro Corporation. During the fiscal year ended December 31, 1996, total sales to and purchases from Ferro Corporation by Oglebay Norton Industrial Sands, Inc. were $596,141 and $406,326, respectively. The transactions described in this section were entered into by the Company pursuant to arm's length negotiations in the ordinary course of business and on terms the Company believes to be fair.

                      Ernst & Young LLP has been appointed as the Company's
INDEPENDENT           independent auditors for the fiscal year ending December
AUDITORS              31, 1997, pursuant to the recommendation of the Company's
                      Audit Committee. A representative of Ernst & Young LLP is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so and to respond to appropriate questions with respect to that firm's examination of the Company's consolidated financial statements and records for the fiscal year ended December 31, 1996.

                      The 1998 Annual Meeting of Stockholders is presently
1998 ANNUAL           scheduled to be held on April 29, 1998. The deadline for
MEETINGS              stockholders to submit proposals to be considered for
                      inclusion in the proxy statement for that meeting is November 26, 1997.

ANNUAL                The Annual Report of the Company for the year ended
REPORT                December 31, 1996, is being mailed to each stockholder
                      with this Proxy Statement.

By Order of the
Board of Directors

                                            DAVID G. SLEZAK,
                                            Secretary and Director of Legal
                                            Affairs

March 26, 1997

                               OGLEBAY NORTON(TM)
                                    [logo]

                                 DETACH CARD
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OGLEBAY NORTON COMPANY -- PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 1997

At the Annual Meeting of Stockholders of Oglebay Norton Company to be held on April 30, 1997, in the Diamond Building Conference Center located on the 12th floor at 1100 Superior Avenue, Cleveland, Ohio 44114, and at any adjournment thereof, Malvin E. Bank, John J. Dwyer and Ralph D. Ketchum, and each of them, with full power of substitution (the "Proxy Committee"), are hereby authorized to represent me and to vote my shares on the following:

1. Electing four directors of the class whose terms will expire in 2000. The nominees of the Board of Directors are: Brent D. Baird, James T. Bartlett, Albert C. Bersticker and William G. Pryor. In the event of the unavailability of any of the nominees, such other person(s) as the Board of Directors may recommend.

   Election of Directors

   FOR all nominees listed below        [ ]             WITHHOLD AUTHORITY        [ ]
   (except as indicated to the contrary below)          to vote for all nominees listed below

     Brent D. Baird, James T. Bartlett, Albert C. Bersticker, William G. Pryor

INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES WRITE THE
             NAME OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW)

--------------------------------------------------------------------------------

2. Any other business which may properly come before the meeting and all adjournments thereof, in accordance with the judgment of the Proxy Committee on such business.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDERS SIGNING ON THE REVERSE SIDE OF THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED.

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                 DETACH CARD
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PROXY NO.                                                              SHARES

(Continued from the other side)

                                                     Dated               , 1997
                                                          ---------------

                                                     ---------------------------
                                                     Signature

                                                     ---------------------------
                                                     Signature

                                                     NOTE: Please sign exactly
                                                     as name appears hereon.
                                                     Joint owners should each
                                                     sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give full
                                                     title as such.

                                                         CHANGE OF ADDRESS:
                                                      Please indicate change of
                                                           address below:

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

 PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY